SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                               DERMARX CORPORATION

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
                               DERMARX CORPORATION
                        400 COLORADO BOULEVARD, SUITE 420
                             DENVER, COLORADO 80222

                              INFORMATION STATEMENT

                                  INTRODUCTION

     This information statement is being mailed or otherwise furnished to stockholders of DermaRX Corporation, a Delaware corporation (the "Company"), in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's Common Stock (the "Voting Capital Stock") of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Certificate of Incorporation to (i) increase the authorized capital stock to 110,000,000 shares from 12,000,000 shares, which will include an increase of the authorized shares of common stock, par value $0.001 per share, to 100,000,000 shares from 12,000,000 shares and the approval of a class of preferred stock of 10,000,000 shares, par value $.001 per share,
(ii) effectuate a 5-for-1 reverse stock split of the presently issued and outstanding shares of common stock; and change the name of the Company to "GoPublicNow.com, Inc."

     The Board of Directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for future needs. The Board of Directors also believes that it is advisable and in the best interests of the Company to change the name of the Company to reflect its proposed new business.

     This information statement is being first sent to stockholders on or about March 6, 2000. The Company anticipates that the Amendment will become effective on or about April 6, 2000.

                   WE  ARE  NOT  ASKING  YOU  FOR  A  PROXY
            AND  YOU  ARE  REQUESTED  NOT  TO  SEND  US  A  PROXY

VOTE  REQUIRED

     The vote which was required to approve the Proposal was the affirmative vote of the holders of a majority of the Company's Voting Capital Stock. Each holder of Common Stock is entitled to one (1) vote for each share held.

     The record date for purposes of determining the number of outstanding shares of Common Stock of the Company, and for determining stockholders entitled to vote, is the close of business on March 6, 1999 (the "Record Date"), the day on which the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment. As of the Record Date, the Company had outstanding 2,019,900 shares of Common Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is United Stock Transfer, Inc.

VOTE  OBTAINED  -  SECTION  228  OF  THE  DELAWARE  GENERAL  CORPORATION  LAW

     Section 228 of the Delaware General Corporation Law (the "Delaware Law") provides that the written consent of the holders of the outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law and the Bylaws of the Company, a majority of the outstanding shares of Common Stock entitled to vote thereon is required in order to amend the Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Common Stock of the Company.

     Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Delaware Law are afforded to the Company's stockholders as a result of the approval of the Proposal.


                PROPOSAL  TO  INCREASE  THE  AUTHORIZED
                CAPITAL  STOCK  OF  THE  COMPANY  AND
              EFFECTUATE  A  5-FOR-1  REVERSE  STOCK  SPLIT

GENERAL

     On March 6, 2000 the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation to (i) increase the authorized capital stock to 110,000,000 shares from 12,000,000 shares, which will include an increase of the authorized shares of common stock, par value $0.001 per share, to 100,000,000 shares from 12,000,000 shares and add a class of 10,000,000 shares of preferred stock, par value $0.001 per share, and
(ii) effectuate a 5-for-1 reverse stock split of the presently issued and outstanding shares of common stock. On March 6, 2000, the Proposal was approved by written consent of a holders of a majority of the Company's Common Stock.

INCREASE  IN  AUTHORIZED  CAPITAL  STOCK

     On March 6, 2000, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's Common Stock for action by written consent the proposed amendment to Article ___ of the Company's Certificate of Incorporation to increase the authorized capital stock from 12,000,000 shares to 110,000,000 shares by virtue of an increase in the authorized shares of common stock to 100,000,000 shares from 12,000,000 shares, add a new class of 10,000,000 shares of preferred stock, par value $0.001 per share; and to effectuate a 5-for-1 reverse stock split of the presently issued and outstanding shares of common stock. The Board of Directors has fixed the close of business on March 6, 2000 as the record date for the determination of shareholders who are entitled to give consent and receive this information statement. As of the Record Date, the Company had outstanding 2,019,900 shares of Common Stock held by approximately 233 shareholders of record.

     The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs. The additional shares also will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by (i) increasing the authorized common stock to 100,000,000 shares, (ii) adding a new class of 10,000,000 shares of preferred stock, par value $0.001 per share; and (iii) effectuating a 5-for-1 reverse stock split of the presently issued and outstanding common stock. Each of these steps are necessary, in the judgment of the Board of Directors, in order to attract potential new equity capital and carry out the Company's business objectives.

CERTAIN  MATTERS  RELATED  TO  THE  PROPOSAL

     The Amendment will become effective upon filing the Amendment to the Company's Certificate of Incorporation, anticipated to be approximately 21 days after this Information Statement has been distributed to the Company's stockholders.

             PROPOSAL  TO  CHANGE  THE  NAME  OF  THE  COMPANY

GENERAL

     On March 6, 2000, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation to change the name of the Company from DermaRX Corporaiton to GoPublicNow.com, Inc. On March 6, 2000, the Proposal was approved by written consent of a holders of a majority of the Company's common stock.

APPROVAL  OF  NAME  CHANGE

     On March 6, 2000, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's Voting Capital Stock for action by written consent the proposed amendment to Article I of the Company's Certificate of Incorporation to change the name of the Company from DermaRx Corporation to GoPublicNow.com, Inc. The Board of Directors has fixed the close of business on March 6, 2000 as the record date for the determination of shareholders who are entitled to give consent and receive this information statement. As of the Record Date, the Company had outstanding 2,019,900 shares of Common Stock held by approximately 233 shareholders of record.

     The Board of Directors believes that it is advisable and in the Company's best interests that its name reflect the proposed new business of the Company, which will be an internet based financing and financial services business.

CERTAIN  MATTERS  RELATED  TO  THE  PROPOSAL

     The Amendment will become effective upon filing the Amendment to the Company's Certificate of Incorporation, anticipated to be approximately 21 days after this Information Statement has been distributed to the Company's stockholders.

SECURITY  OWNERSHIP  OF CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of each class of the Company's voting securities as of March 6, 2000, by (a) each beneficial owner of more than 5% of the Company's Common Stock, (b) the executive officers of the Company; (c) each director of the Company and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.



TITLE  OF       NAME  AND  ADDRESS           AMOUNT  AND  NATURE   PERCENTAGE
CLASS           OF  BENEFICIAL               OF  BENEFICIAL        OF  CLASS
                OWNER                        OWNERSHIP

COMMON         MARYANNE CARROLL                 93,476               4.62%
STOCK          284 Jackson Street
               Denver, CO 80206

COMMON         DAVID RUSSELL                   460,000              22.77%
STOCK          45 Park Place South, Suite 103
               Morristown, NJ 07960

COMMON         ALL  OFFICERS  AND               93,476               4.62%
               DIRECTORS  AS  A
               GROUP (2 persons)



     BY  ORDER  OF  THE  BOARD  OF  DIRECTORS


/s/ Maryanne Carroll
Maryanne  Carroll

Director, Chairman
March  6,  2000
Denver,  Colorado